CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CynergisTek, Inc. (formerly, Auxilio, Inc.) (the “Company”), pertaining to the 2011 Stock Incentive Plan, of our report dated March 28, 2017, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2016 and 2015, and for each of the years then ended, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

HASKELL & WHITE LLP

Irvine, California

October 10, 2017